AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2001

                              REGISTRATION NO. 333-48130
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ___________________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                       ___________________________________

                           QUAKER CHEMICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             PENNSYLVANIA                              23-0993790
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)


         ELM AND LEE STREETS, CONSHOHOCKEN, PENNSYLVANIA 19428
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                   ____________________________________

                           QUAKER CHEMICAL CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)
                      ____________________________________

                                RONALD J. NAPLES
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           QUAKER CHEMICAL CORPORATION
                               ELM AND LEE STREETS
                        CONSHOHOCKEN, PENNSYLVANIA 19428
                                 (610) 832-4000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                      ____________________________________

                                   Copies to:

         Howell J. Reeves, Esquire             D. Jeffry Benoliel, Esquire
  Wolf, Block, Schorr and Solis-Cohen LLP       Vice President, Secretary
      1650 Arch Street, 22nd Floor                 and General Counsel
     Philadelphia, Pennsylvania 19103           Quaker Chemical Corporation
                                                    Elm and Lee Streets
                                              Conshohocken, Pennsylvania 19428
                   ____________________________________


                                 CALCULATION OF REGISTRATION FEE(1)

|----------------------------------------------------------------------------------------------------|
|                            AMOUNT               PROPOSED              PROPOSED         AMOUNT OF   |
| TITLE OF SECURITIES         TO BE           MAXIMUM OFFERING     MAXIMUM AGGREGATE   REGISTRATION  |
| TO BE REGISTERED         REGISTERED          PRICE PER SHARE       OFFERING PRICE       FEE(2)     |
|----------------------------------------------------------------------------------------------------|
| Common Stock,                                                                                      |
|  $1.00 par value                                                                                   |
|  (including associated                                                                             |
|  stock purchase rights)   500,000 shares(3)       $17.81            $8,905,000          $2,351     |
|----------------------------------------------------------------------------------------------------|


(1) The fee reflected in this table was paid in full at the time of the original filing of this registration statement.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on October 12, 2000.

(3) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional shares and associated stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
===============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 shall be included in documents to be sent or given to participants in the Registrant's 2000 Employee Stock Purchase Plan pursuant to Rule 428(b)(1)(i) under the Securities Act of 1933.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    We hereby incorporate by reference into this registration statement the following documents and information that we have earlier heretofore filed with the Securities and Exchange Commission (the "Commission"):

        (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

        (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

        (3) The description of the Registrant's Common Stock, $1.00 par value, contained in its Form 8-A Registration Statement filed with the Commission on August 2, 1996, and any amendments or reports for the purpose of updating that description; and

        (4) The description of the Registrant's stock purchase rights set forth in its Form 8-A Registration Statement filed with the Commission on March 7, 2000, and any amendments or reports filed for the purpose of updating that description.

     All documents and reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

    Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subchapter D (Sections 1741 through 1750) of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives"), and related matters.

    Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), to which any of them is a party or threatened to be made a party, by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

    Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

    Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a

Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

    Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that the Representative is not entitled to be indemnified by the corporation. Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

    Section 1746 also authorizes a corporation to create a fund or otherwise secure or insure in any manner its indemnification obligations.

    Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability asserted against him and incurred by him in his capacity as a Representative, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

    Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to Representatives of a corporation or an employee benefit plan. Section 1750 provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the BCL shall continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representative of that person.

    Section 7.1 of our By-Laws contains provisions allowing for the indemnification of our directors and officers to the full extent permitted by the provisions of the BCL.

    These indemnification provisions may be sufficiently broad to permit indemnification of our Representatives for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.  EXHIBITS

EXHIBIT NUMBER                  DESCRIPTION
--------------                  -----------

     4                          2000 Employee Stock Purchase Plan (1)

     5.1                        Opinion of Fox, Rothschild, O'Brien &
                                   Frankel, LLP (2)

    23.1                        Consent of PricewaterhouseCoopers LLP (2)

    23.2                        Consent of Fox, Rothschild, O'Brien &
                                   Frankel, LLP (2)

    24                          Power of Attorney (2)

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(1) Incorporated by reference to Exhibit B to the Definitive Proxy Statement filed with the Commission on March 30, 2000 for the Registrant's
     May 10, 2000 Annual Meeting of Shareholders.

(2)  Previously filed with this registration statement.

ITEM 9.  UNDERTAKINGS.

    A.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therein.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in this registration statement, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, Commonwealth of Pennsylvania on the 17th day of October, 2001.


                                      QUAKER CHEMICAL CORPORATION


                                      By: /s/ RONALD J. NAPLES
                                      -----------------------------------
                                      Ronald J. Naples
                                      Chairman and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     SIGNATURE                            TITLE                     DATE
     ---------                            -----                     ----

/s/ RONALD J. NAPLES             Chairman, Chief Executive    October 17, 2001
----------------------------     Officer and a Director
Ronald J. Naples


          *                      Vice President and           October 17, 2001
----------------------------     Chief Financial Officer
Michael F. Barry


          *                      Director                     October 17, 2001
----------------------------
Joseph B. Anderson, Jr.


                                 Director                     October   , 2001
----------------------------                                          --
Patricia C. Barron


          *                      Director                     October 17, 2001
----------------------------
Peter A. Benoliel


          *                      Director                     October 17, 2001
----------------------------
Donald R. Caldwell

          *                      Director                     October 17, 2001
----------------------------
Robert E. Chappell


          *                      Director                     October 17, 2001
----------------------------
William R. Cook


                                 Director                     October   , 2001
----------------------------                                          --
Edwin J. Delattre


          *                      Director                     October 17, 2001
----------------------------
Robert P. Hauptfuhrer


          *                      Director                     October 17, 2001
----------------------------
Robert H. Rock



*By: /s/ RONALD J. NAPLES
----------------------------
     Ronald J. Naples
     Attorney-in-Fact

                              EXHIBIT INDEX


EXHIBIT NUMBER       DESCRIPTION
--------------       -----------
     4               2000 Employee Stock Purchase Plan(1)

     5.1             Opinion and Consent of Fox, Rothschild, O'Brien &
                     Frankel, LLP (2)

    23.1             Consent of PricewaterhouseCoopers LLP (2)

    23.2             Consent of Fox, Rothschild, O'Brien & Frankel, LLP (2)

    24               Power of Attorney (2)

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(1) Incorporated by reference to Exhibit B to the Definitive Proxy
    Statement filed with the Commission on March 30, 2000 for the Registrant's May 10, 2000 Annual Meeting of Shareholders.

(2) Previously filed with this registration statement.